UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 18, 2026

ATLASSIAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-37651	88-3940934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Bush Street, Floor 13
San Francisco, California 94104
(Address of principal executive offices and Zip Code)
(415) 701-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TEAM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 18, 2026, Atlassian Corporation (the “Company”) announced the appointment of James Chuong as Chief Financial Officer, effective March 30, 2026 (the “Effective Date”). Mr. Chuong will serve as the Company’s principal financial officer as of the Effective Date.
Mr. Chuong, age 46, has served as Chief Financial Officer at LinkedIn, a subsidiary of Microsoft Corporation, since July 2021. Since 2013, he has held several finance leadership roles at LinkedIn, leading global teams responsible for financial planning and analysis, business operations, international finance, and financial systems. Prior to LinkedIn, Mr. Chuong spent several years as an investment banker at J.P. Morgan, Citigroup, and Bank of America Securities. He holds a B.A. in Business Administration from the University of San Diego and an M.B.A. from the Wharton School of the University of Pennsylvania.
In connection with the appointment, the Company and Mr. Chuong have entered into an offer letter (the “Offer Letter”), which provides for an annual base salary of $600,000 and a target annual bonus equal to 75% of the annual base salary, subject to the terms and conditions of the bonus plan in effect for the bonus plan year. The Offer Letter also provides for an initial grant of restricted stock units with a target value of $22 million (“RSUs”), which will vest in quarterly installments over four years. Mr. Chuong will also receive a one-time signing bonus of $2 million, which will be subject to repayment if he resigns at any time within twelve months following the commencement of his employment. Mr. Chuong will also be eligible for severance and change in control benefits under the terms and conditions of the Company’s Amended and Restated Executive Severance Plan.
There are no arrangements or understandings between Mr. Chuong and any other persons pursuant to which Mr. Chuong was named an executive officer of the Company. The Company will also enter into its standard form of indemnification agreement with Mr. Chuong (in substantially the form filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K on October 3, 2022), which will require the Company to indemnify Mr. Chuong, to the fullest extent permitted under applicable law, for certain liabilities to which he may become subject to in the execution or discharge of his duties. There are no related party transactions between the Company and Mr. Chuong that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLASSIAN CORPORATION

Date:	February 18, 2026	By:	/s/ Stan Shepard
Stan Shepard
General Counsel